Exhibit 10.50

OPPFI MANAGEMENT HOLDINGS, LLC

PROFITS INTEREST PLAN

OppFi Management Holdings, LLC, a Delaware limited liability company (the “Company”), has adopted this OppFi Management Holdings, LLC Profits Interest Plan (“Plan”), as of January 1, 2020 (the “Effective Date”), as an amendment and restatement, assumption, and continuation of the Opportunity Financial, LLC Profits Interest Plan (the “Affiliate Plan”), previously adopted by Opportunity Financial, LLC (the “Affiliate”).

The Plan is for the benefit of the Company’s and its Subsidiaries’ eligible employees, members, managers, representatives or contractors that provide substantial services to the Company and/or its Subsidiaries for the benefit of the Company. The Plan covers Awards previously granted under the Affiliate Plan to continuing employees and members which are deemed assumed and continued under this Plan as of the Effective Date and allows for new Awards to eligible service providers. Awards made under the Affiliate Plan to former employees, members, and other service providers shall continue in effect under the Affiliate Plan subject to the terms thereof.

The purpose of this Plan is to provide eligible persons with an opportunity to participate in the Company’s future through Awards of Class A Shares, so as to enhance the Company’s and its Subsidiaries’ ability to recruit and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company and its Subsidiaries.

Pursuant to this Plan, Participants (as defined below) are granted an award of Class A Shares (each an “Award” and collectively, the “Awards”) and thereby become Class A Members of the Company. The Class A Shares so acquired shall be governed by, and will be subject to, the transfer and other restrictions contained in (a) this Plan, (b) an award agreement to be executed by and between the Company and each such Participant (including exhibits thereto), and (c) the LLC Agreement.

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

1.1 “Administrator” shall have the meaning set forth in Section 5.1.

1.2 “Affiliate” shall have the meaning set forth in the preamble hereto.

1.3 “Affiliate Plan” shall have the meaning set forth in the preamble hereto.

1.4 “Award” shall have the meaning set forth in the preamble hereto.

1.5 “Award Agreement” shall mean a written agreement executed by the Company and the Participant, evidencing the terms of an Award made under this Plan.

1.6 “Board of Managers” shall have the meaning set forth in the LLC Agreement.

1.7 “Cause” shall have the meaning set forth in any employment agreement between the Participant and the Company or a Subsidiary that provides for a Termination of Service “for Cause”, and in the absence of such employment agreement shall mean any to occur of (i) a violation of a federal or state law, regulation or rule of a self-regulatory body due to or resulting from the action or inaction of the Participant; (ii) a violation by the Participant of any restrictive covenant under the LLC Agreement or any other agreement between the Participant and the Company or a Subsidiary; (iii) a charge by a law enforcement officer for any misdemeanor involving financial impropriety or physical violence or for any felony; (iv) any act of fraud, dishonesty, misappropriation, embezzlement or material misconduct with respect to the Company or any Subsidiary; (v) any material breach of any material policy or code of conduct of the Company or Subsidiary; or (vi) any material breach of the Participant’s Award Agreement or the LLC Agreement.

1.8 “Class A Member” shall have the meaning set forth in the LLC Agreement.

1.9 “Class A Share” shall mean a Company Class A Share as defined in the LLC Agreement, or such other class or kind of units, shares or other securities resulting from any recapitalization or other restructuring of the Company’s capital, which may be awarded by the Administrator hereunder, which is subject to forfeiture until it becomes vested, as described in this Plan and the Participant’s Award Agreement. Each Class A Share shall be intended to be treated as a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43.

1.10 “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section, and any regulations promulgated thereunder.

1.11 “Company” shall have the meaning set forth in the preamble hereto, and any successor entity which assumes the obligations of the Company under this Plan.

1.12 “Effective Date” shall have the meaning set forth in the preamble hereto.

1.13 “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary providing services for the benefit of the Company or any Subsidiary. A Participant shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or such Subsidiary, as the case may be, or (b) transfers between locations of the Company or between the Company, any Subsidiary or any successor.

1.14 “Fair Market Value” of a Class A Share shall have the meaning set forth in the LLC Agreement.

1.15 “Interest Holder” shall have the meaning set forth in the OF LLC Agreement.

1.16 “LLC Agreement” shall mean the Limited Liability Company Agreement of OppFi Management Holdings, LLC, dated as of January 1, 2020, among the members named therein, as amended from time to time.

1.17 “Member” shall have the meaning set forth in the LLC Agreement.

1.18 “OF LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Operating Agreement of Opportunity Financial, LLC, dated as of November 9, 2018 (or any successive versions thereof).

1.19 “Participant” shall mean any Employee, member, manager, representative or contractor of the Company or its Subsidiaries who is selected by the Administrator to receive an Award pursuant to the provisions of Section 3.1 hereof and who executes an Award Agreement pursuant to the provisions of Section 3.2 hereof.

1.20 “Participation Threshold” shall have the meaning set forth in the OF LLC Agreement.

1.21 “Person” shall mean and include an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof, or any entity similar to any of the foregoing.

1.22 “Plan” shall have the meaning set forth in the preamble hereto.

1.23 “Preferred Members” shall have the meaning set forth in the OF LLC Agreement.

1.24 “Preferred Share(s)” shall have the meaning set forth in the OF LLC Agreement.

1.25 “Sale of the Company” shall have the meaning set forth in the OF LLC Agreement.

1.26 “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof entitled to control the board of managers, general partner or similar governing body of such entity is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any manager, managing director or general partner of such limited liability company, partnership, association or other business entity. Subsidiary shall include Opportunity Financial, LLC, or any successor.

1.27 “Termination of Service” shall mean the termination for any reason, including death, disability, resignation, retirement or termination with or without Cause, at any time, of a Participant’s employment with or services to the Company or any Subsidiary of the Company. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to a particular Termination of Service.

1.28 “Unvested Class A Shares” means any Class A Share that is not vested pursuant to and in accordance with the Award Agreement under which such Class A Share was granted.

1.29 “Vested Class A Shares” means any Class A Share that is vested pursuant to and in accordance with the Award Agreement under which such Class A Share was granted.

ARTICLE II

CLASS A SHARES SUBJECT TO PLAN

2.1 Effective Date. This Plan shall be effective on the Effective Date.

2.2 Add-Back. If any Award is forfeited by a Participant or repurchased by the Company pursuant to Section 4.1 hereof, the Units covered by such Award may thereafter be awarded or regranted under this Plan.

ARTICLE III

AWARDS

3.1 Awards.

(a) The Administrator may from time to time, in its sole discretion: (i) designate those Participants to receive Awards; and (ii) determine the purchase price (if any), form of payment for Awards and other terms and conditions applicable to such Awards, including provisions for vesting and forfeiture, consistent with this Plan and with the LLC Agreement.

(b) Upon the selection of a Participant to receive an Award, the Administrator shall grant such Awards and may impose such conditions on the issuance of such Awards as the Administrator deems appropriate; provided, however, that no such condition may be inconsistent with the terms of the LLC Agreement, the terms of which by this reference are incorporated herein.

3.2 Award Agreement. An Award is a grant for a specified number of Class A Shares to a Participant as of a certain date, which Class A Shares are subject to forfeiture upon the occurrence of specified events. Awards shall be issued only pursuant to an Award Agreement, which shall be executed by the selected Participant and an officer of the Company designated by the Administrator on behalf of the Company and which shall contain such terms and conditions as the Administrator shall determine in its sole discretion, consistent with this Plan and with the terms of the LLC Agreement; provided, however, if there exists any inconsistency between the terms contained in this Plan and an Award Agreement, the terms contained in such Award Agreement shall govern and control. Upon receipt of an Award, a Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the LLC Agreement. At the Company’s request, such Participant shall execute the LLC Agreement or a joinder thereto. All Awards issued under this Plan shall be subject to the terms of the LLC Agreement and shall, in the terms of each individual Award Agreement, be subject to such additional restrictions as the Administrator shall provide in its sole discretion, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment or other services with the Company or its Subsidiaries, performance by Participants for the Company or its Subsidiaries or the performance of the Company or its Subsidiaries; provided, however, that, by action taken in its sole discretion after the Award is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement.

3.3 Rights as Members. Upon the grant of Awards pursuant to this Plan, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a Member with respect to said Awards as provided in the LLC Agreement, subject to the restrictions in his or her Award Agreement. Unless otherwise set forth in the LLC Agreement, the Participants shall not, by virtue of their holding Awards, have the right to vote or otherwise influence or control the management or operation of the Company.

ARTICLE IV

RESTRICTIONS ON AWARDS

4.1 Forfeiture and Repurchase of Awards. The Administrator may provide in the terms of each individual Award Agreement that Class A Shares issued to the Participant shall be forfeited immediately upon a Termination of Service or repurchased immediately upon Termination of Service at a price and on such terms as set forth in the Award Agreement or the LLC Agreement. Notwithstanding the foregoing, unless otherwise determined by the Administrator (including as may be set forth in an Award Agreement), any Class A Shares that are unvested as of the date of a Participant’s Termination of Service shall be forfeited as of the date of such Termination of Service without any consideration therefor.

4.2 Additional Restrictions on Units. In addition to any restrictions contained in this Plan, an Award Agreement and/or the LLC Agreement, the Class A Shares shall be subject to restrictions on transfer pursuant to applicable securities laws and other such laws, including applicable regulations or agreements as contemplated by Section 3.2 as the Administrator shall deem appropriate.

ARTICLE V

ADMINISTRATION

5.1 Administration. This Plan shall be administrated by the Board of Managers, or any compensation committee that may be established by the Board of Managers that is delegated the power and authority to administer the Plan hereunder, (the “Administrator”).

5.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of this Plan in accordance with its provisions. The Administrator shall have the power to interpret this Plan and the Award Agreements pursuant to which Awards are issued, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any Award under this Plan need not be the same with respect to each Participant.

5.3 Administrator Action. The Administrator shall act in accordance with the terms and conditions set forth in the LLC Agreement.

5.4 Professional Assistance; Good Faith Actions; Compensation. All expenses and liabilities which the Administrator incurs in connection with the administration of this Plan shall be borne by the Company. The Administrator may employ attorneys, accountants, appraisers, brokers, or other Persons in connection with the administration of this Plan. The Administrator, the Company and the Company’s officers shall be entitled to rely upon the advice, opinions or valuations of any such Persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested Persons. No members of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, including grant of Awards, and all members of the Administrator shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Restrictions on Transfer of Awards. Each Award granted to a Participant under this Plan is subject to the terms of the Award Agreement pursuant to which such Award was issued and the LLC Agreement. Any permitted transferee of an Award shall take such Award subject to the terms of this Plan, the Award Agreement pursuant to which such Award was issued, and the LLC Agreement. Any such permitted transferee must, upon the request of the Company, agree to be bound by this Plan, the Award Agreement pursuant to which such Award was issued, and the LLC Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require. Any transfer of an Award which is not made in compliance with this Plan, the LLC Agreement and the Award Agreement pursuant to which such Award was issued shall be null and void and of no effect.

6.2 Amendment, Suspension or Termination of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the Administrator without the consent of the Participants or the Members; provided, that no amendment, suspension or termination of this Plan shall, without the consent of the holder of an Award, alter or impair any rights or obligations under such Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Award may be granted or awarded during any period of suspension or after termination of this Plan.

6.3 Payment of Taxes. The Company and its Subsidiaries shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, transfer, sale or payment on account of any Award.

6.4 Effect of Plan Upon Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary of the Company. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Participants or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper business purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

6.5 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the issuance and delivery of Class A Shares pursuant to the Awards, and the payment of money under this Plan or under the Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, this Plan and any Awards awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.6 Section 409A. Anything under the Plan to the contrary notwithstanding, to the extent applicable, it is intended that the Plan shall comply with the provisions of Section 409A of the Code and that all applicable Awards not otherwise exempt from Section 409A of the Code be construed and applied in a manner consistent with this intent. Terms defined in the Plan and any applicable Award Agreement shall have the meanings given such terms under Section 409A of the Code if and to the extent required in order to comply with Section 409A of the Code. Any amount constituting a “deferral of compensation” under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a “separation from service” of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)) (other than due to the Participant’s death), occurring while the Participant shall be a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company or any Subsidiary, shall not be paid until the earlier of (x) the date that is six months following such separation from service or (y) the date of the Participant’s death following such separation from service. Notwithstanding any other provision of this Plan or any Award Agreement executed in connection with this Plan to the contrary, the Administrator may, but shall not be obligated to, modify any provision of this Plan or such agreements if and to the extent that the Administrator concludes such modification to be necessary or desirable to avoid the imposition upon a Participant of the additional taxes imposed on certain non-qualified deferred compensation arrangements pursuant to Section 409A of the Code. No action or failure by the Administrator or the Company in good faith to act, pursuant to this Section 6.6, shall subject the Administrator, the Company or any of the Company’s employees, directors or representatives to any claim, liability, or expense, and the Company shall not have any obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Section 409A.

6.7 Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

6.8 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.